SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
July 30, 2009
Date of Report (date of earliest event reported)
EVERGREEN SOLAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
138 Bartlett Street
Marlboro, Massachusetts 01752
(Address of principal executive offices)
(508) 357-2221
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On July 24, 2009, Evergreen Solar, Inc. (the “Registrant”) and Hubei Science & Technology Investment Co., Ltd. (“HSTIC”) entered into an Increase Registered Capital and Enlarge Shares Agreement (the “Investment Agreement”) related to the HSTIC’s investment in the Registrant’s subsidiary, Evergreen Solar (China) Co., Ltd. (“Evergreen Wuhan”).
      Pursuant to the Investment Agreement, HSTIC will invest $33 million in Evergreen Wuhan in exchange for 66% of Evergreen Wuhan’s shares. The Registrant will invest $17 million for the remaining 34% of Evergreen Wuhan’s shares. Immediately upon HSTIC’s investment, the Registrant will agree to mandatorily purchase HSTIC’s shares no later than the end of the five-year period after the investment is received by Evergreen Wuhan. This purchase obligation will require the Registrant to pay to HSTIC for its shares in Evergreen Wuhan an amount equal to HSTIC’s investment of $33 million plus 7.5% compounded annually, resulting in a debt-like instrument. Accordingly, the Registrant intends to treat its purchase obligation as indebtedness of the Registrant in accordance with United States generally accepted accounting principles.
     The Investment Agreement establishes that the Registrant will control Evergreen Wuhan’s Board of Directors, the selection of Evergreen Wuhan’s management team and the operation generally of the Evergreen Wuhan business. Therefore, despite the 34% legal ownership percentage held by the Registrant, the Registrant intends to consolidate the operations of Evergreen Wuhan, without a minority interest, in accordance with United States generally accepted accounting principles.
     The Investment Agreement also sets forth certain negative and affirmative covenants that must be complied with to avoid accelerating the Registrant’s obligation to purchase HSTIC’s shares. Covenants include, but are not limited to, reporting obligations and approval requirements for certain affiliate transactions and other extraordinary business activities. In addition, the Registrant has agreed to license to Evergreen Wuhan its proprietary technology used to manufacture String Ribbon™ wafers. If the Registrant fails to meet its obligation to purchase HSTIC’s shares at the end of five years or upon the possible acceleration of the payment term, the Registrant will be required to relinquish its Board and management control over Evergreen Wuhan.
     HSTIC has agreed to make its $33 million investment within 90 days of the fulfillment of certain administrative requirements, including the establishment of bank accounts, the recording of the Investment Agreement with the applicable authorities, and the delivery of various certifications, translated documents and closing opinions.
     The foregoing description of the Investment Agreement is qualified in its entirety by reference to the Investment Agreement, a copy of which will be filed by amendment to this Form 8-K or with the Registrant’s quarterly report on Form 10-Q for the period ending October 3, 2009.
Item 2.02. Results of Operations and Financial Condition.
     On July 30, 2009, the Registrant issued a press release announcing its financial results for its second quarter ended July 4, 2009. The full text of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference. Pursuant to General Instruction B.2 of Form 8-K, the information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, but is instead furnished pursuant to that instruction.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     Pursuant to the Investment Agreement, the Registrant has agreed to obtain financing for Evergreen Wuhan from HSTIC. See Item 1.01 for a description of the terms of the direct financial obligation the Registrant will become obligated on pursuant to an Equity Transfer Agreement which will be entered in accordance with the terms of the Investment Agreement.
     The foregoing description of the terms of the Investment Agreement and the Equity Transfer Agreement is qualified in its entirety by reference to those agreements, copies of which will be filed by amendment to this Form 8-K or with the Registrant’s quarterly report on Form 10-Q for the period ending October 3, 2009.
Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     As previously disclosed, in July 2008, the Registrant completed the offering and sale of $373.75 million aggregate principal amount of 4% senior convertible notes due 2013. In connection with the notes offering, the Registrant entered into a capped call transaction with Lehman Brothers OTC Derivatives Inc. (“LB OTCD”), which was designed to reduce the potential dilution resulting from the conversion of the Registrant’s 4% convertible notes into shares of the Registrant’s common stock. The capped call transaction provided for the Registrant to pay a total premium to LB OTCD of approximately $68.1 million, of which $39.5 million was paid contemporaneously with the closing of the 4% convertible notes offering and the remaining $28.6 million of which was required to be paid in nine equal semi-annual installments beginning January 15, 2009. On September 15, 2008, LB OTCD’s parent company filed for protection under Chapter 11 of the United States Bankruptcy Code, followed on October 3, 2008 by LB OTCD bankruptcy filing. These bankruptcy filings, along with other defaults under a related derivatives transaction with the Registrant, constituted continuing events of default with respect to LB OTCD under the capped call transaction. Accordingly, the Registrant believes it has the right to and has suspended its remaining installment premium obligations under the capped call transaction on account of these continuing events of default. The Registrant also believes it has the right to terminate the capped call transaction based on the events of default but it has not exercised that right.
     On July 24, 2009, the Registrant received a letter from LB OTCD purporting to declare an event of default with respect to the Registrant under the capped call transaction for failure to pay the installment premiums originally due on each of January 15, 2009 and July 15, 2009 in the amount of $2,762,500 on each date, plus corresponding default interest in the amount of $213,154.31. If LB OTCD attempts to terminate the capped call due transaction to an alleged default by the Registrant, LB OTCD may claim that the present value of some or all of the remaining $28.6 million installment premiums plus interest under the transaction are immediately due and payable. The Registrant continues to maintain that no event of default by reason of non-payment of the installment premiums has occurred in view of the defaults by LB OTCD and its affiliates under the terms of the capped call transaction and a related derivatives transaction, and the Registrant intends to vigorously defend against any such claims by LB OTCD and/or its affiliates should they be asserted.
Item 8.01. Other Events.
     On July 30, 2009 the Registrant issued a press release announcing it had signed the Investment Agreement with HSTIC and other agreements. A copy of the press release is furnished as Exhibit 99.2 hereto.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 30, 2009, by Evergreen Solar, Inc., announcing financial results for second quarter ended July 4, 2009.

99.2	Press Release dated July 30, 2009 by Evergreen Solar, Inc., announcing a manufacturing agreement and financing related to its Wuhan, China operations.
Safe Harbor Statement
     This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations or beliefs. Such forward-looking statements include, but are not limited to, those related to the funding expected from HSTIC and the future actions that LB OTCD or its affiliates may take with respect to the capped call transaction and LB OTCD’s ability to declare an event of default or terminate the capped call transaction. These statements are neither promises nor guarantees, and involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements, including risks associated with the company’s ability to complete the financing transaction agreed to with HSTIC and with the Registrant’s ability to defend against the potential claims related to the capped call transaction; and other risks and uncertainties identified in the company’s filings with the Securities and Exchange Commission. Evergreen Solar disclaims any obligation to update or revise such statements for any reason.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN SOLAR, INC.
By:	/s/ Michael El-Hillow
Michael El-Hillow
Chief Financial Officer and Secretary
Dated: July 30, 2009